Information Analysis Incorporated                     1998 Report on Form 10-KSB
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Exhibit 21.1
                                SUBSIDIARIES OF
                       INFORMATION ANALYSIS INCORPORATED

                                                                          Name under which
                  Name                    State of Incorporation     Subsidiary Does Business

Allied Health & Information Systems, Inc.         VA                           N/A

DHD Systems, Inc.                                 VA                           N/A

International Software Services Corporation       VA                           N/A




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